Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to Amended and Restated Employment Agreement (this “Amendment”) is made and entered into effective as of August 8, 2019, by and between AIRGAIN, INC. (the “Company”) and JACOB SUEN  (“Employee”).

RECITALS

WHEREAS, Employee and the Company previously entered into that certain Amended and Restated Employment Agreement effective January 16, 2019 (the “Agreement”), pursuant to which Employee currently is employed by the Company; and

WHEREAS, the Company and Employee wish to enter into this Amendment to modify certain terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants and the respective undertakings of the Company and Employee set forth below, the Company and Employee agree as follows:

AGREEMENT

Amendment to Section 3(a)

1..  Section 3(a) of the Agreement is hereby amended to read as follows:

a.Title/Responsibilities. Effective August 8, 2019, Employee shall be the President and Chief Executive Officer of the Company, reporting to the Board. Employee shall perform all of the duties and responsibilities of such offices set forth in the Bylaws of the Company and those commonly associated with such offices and such further duties and responsibilities as may from time to time be assigned to him by the Board.

Amendment to Section 4(a)

2..  Section 4(a) of the Agreement is hereby amended to read as follows:

a.Base Salary.  Effective August 8, 2019, the Company shall pay Employee a base salary of $400,000 per year, or such higher amount as the Board may determine from time to time, less applicable federal and state withholding taxes, in accordance with the Company's regular payroll practices (the “Base Salary”).

3.Status of Agreement.  Except to the limited extent expressly amended hereby, the Agreement and its terms and conditions remain in full force and effect and unchanged by this Amendment.  Capitalized terms used herein but not defined herein shall have the meanings ascribed such terms in the Agreement.

4.Duplicate Counterparts; Facsimile. This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original; provided, however, such counterparts shall together constitute only one agreement. Facsimile signatures or signatures sent via electronic mail shall be as effective as original signatures.IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date(s) set forth below.

AIRGAIN, INC.

Dated:  August 8,2019By:/s/ Anil Doradla _______________

Name:Anil Doradla__________________

Title:CFO_________________________

EMPLOYEE

Dated:  August 8, 2019/s/ Jacob Suen

JACOB SUEN

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